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                                                                   Exhibit 5.01


                                 June 14, 2000



Ansoft Corporation
Four Station Square, Suite 600
Pittsburgh, PA  15219


Ladies and Gentlemen:

         In connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Ansoft Corporation, a Pennsylvania corporation (the "Company"), under the Securities Act of 1933, as amended (the "Securities Act") relating to the registration for resale by the selling stockholders named therein of 388,995 shares of the Company's common stock, par value $.01 per share (the "Shares"), we, as counsel for the Company, have examined such corporate records, other documents, and questions of law as we have considered necessary or appropriate for the purpose of this opinion.

         Upon the basis of such examination, we advise you that in our opinion the Shares to be sold by the selling stockholders are duly and validly authorized, validly issued, fully paid and non-assessable.

         It is our understanding that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to reference to this firm under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                Sincerely,

                                BUCHANAN INGERSOLL PROFESSIONAL CORPORATION

                                By:/s/ Ronald W. Schuler
                                   --------------------------
                                       Ronald W. Schuler


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